Exhibit 16.2
November 14, 2022

U.S. Securities and Exchange Commission
100 F. Street
Washington, DC 20549-7561

Re:    Stratus Properties Inc.
        Commission File No. 001-37716

Ladies and Gentlemen:
We have read the statements of Stratus Properties Inc. pertaining to our firm included in Item 4.01 of its Current Report on Form 8-K dated November 14, 2022 and agree with the statements contained in paragraph 5 therein. We have no basis to agree or disagree with the statements in paragraphs 1 through 4 therein.

Very truly yours,
/s/ CohnReznick LLP
CohnReznick LLP

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